UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2022

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

2 Silvermound Littleton, CO 80127 (Address of principal executive offices) (zip code)

(702) 463-1004 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   [_]

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On May 25, 2022, we entered into a Securities Purchase Agreement with a single purchaser, whereby we sold to the purchaser a Convertible Promissory Note in the principal amount of $154,000. The Note contained an original issue discount of 10%, and thus the proceeds to us was $138,600. The Note bears interest at a rate of ten percent (10%) per annum, has a maturity date of August 5, 2023, and is payable in equal monthly installments of $14,488.49 per month beginning on October 5, 2022. The Note is convertible into our common stock at the election of the holder at $0.05 per share.

The proceeds from the sale of the Note were used to satisfy all but $17,000 of our obligations to Jay Decker pursuant to a previously issued promissory note to benefit from terms that our management believes are more favorable to the Company.

Section 3 – Securities and Trading Markets

Item 3.02Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the issuance of securities in the exchange is incorporated herein by reference.

The shares of common stock issued pursuant to the Securities Purchase Agreements were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Section 5 – Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2022, William Bossung resigned as our Chief Financial Officer and Secretary. Mr. Bossung will remain as a member of our Board of Directors.

On June 2, 2022, Robert Madden was appointed as our Chief Financial Officer and Secretary to replace Mr. Bossung. Mr. Madden has been assisting with our financial statement preparation since March 2019.

Mr. Madden, age 50, has been working in the accounting industry for over 30 years. From 1990 to 2012 he worked for several companies starting as a staff accountant, then assistant controller position, finally the company controller position. During that time, he worked in the wholesale apparel, advertising, television, and special event industries. From

2012 to 2015, he took a sabbatical and lived overseas volunteering for different NGO’s and non-profit organizations. During the sabbatical, he volunteered for a British NGO, worked as their CFO, and was the driving force in getting the organization registered with 2 foreign nations. In 2016, he moved back to the United States and started an accounting consulting business. From 2016 to the present, he was hired to fill either a Controller or CFO position for several private and public companies.  He graduated from the University of Utah with a bachelor’s degree in accounting and from Westminster College with a MBA with a certificate of accounting.

Mr. Madden is the holder of options to acquire 1,100,000 shares of our common stock at an exercise price of $0.05 per share.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

10.1	Securities Purchase Agreement dated May 25, 2022

10.2	Convertible Promissory Note dated May 25, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: June 6, 2022	/s/ Kevin Pitts
By:Kevin “Duke” Pitts
Its:President